Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR CONTACT:

Chris Karkenny
Executive Vice President, Chief Financial Officer
949-639-2000

Apria Healthcare Group Inc. Announces 1st Quarter 2011

Financial Results

LAKE FOREST, California – May 9, 2011 – Apria Healthcare Group Inc. (“Apria”), a quality, cost-efficient provider of home healthcare products and services in the United States, today announced its financial results for the quarter ended March 31, 2011.

2011 First Quarter Highlights

Net revenues in the three months ended March 31, 2011 were $536.7 million compared to $508.9 million in the three months ended March 31, 2010. Revenue for the three months ended March 31, 2011 increased primarily due to an increase in home infusion therapy segment revenue and the previously announced acquisition of Praxair assets. The revenue increase was partially offset by the non-renewal or termination of, or changes to, certain payor contracts among other factors.

Net loss for the three months ended March 31, 2011 was $21.0 million.

EBITDA1 for the three months ended March 31, 2011 was $33.0 million.

Adjusted EBITDA before projected cost savings and synergies1 for the three months ended March 31, 2011 was $52.2 million.

Recent Events – Closing of Praxair Acquisition

On March 4, 2011, the Company completed its previously announced asset acquisition of Praxair, Inc.’s (NYSE: PX) and Praxair Healthcare Services, Inc.’s (collectively, “Praxair”) United States homecare business. The Company expects this business to contribute approximately $85 to $95 million to its revenue in 2011. This estimate and the acquired business’s contribution in future periods will be subject to decreases as a result of the impact of Medicare competitive bidding and other factors.

Certain Credit Statistics

Adjusted EBITDA before projected cost savings and synergies1 for the twelve months ended March 31, 2011 was $275.2 million.

Our net leverage ratio, defined as the ratio of net debt to Adjusted EBITDA1, was 3.2x at March 31, 2011.

[1]

This press release includes several metrics, including EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies that are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). See “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” section at the end of this press release for the definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies and their reconciliation to net income (loss).

Cost Reduction Initiatives Update

The following table summarizes our cost reduction initiatives as of March 31, 2011:

($ in millions)	As of March 31, 2011
Realized Savings to Date	$159.6
Projected Cost Savings and Synergies Not Yet Realized	15.0

Total Expected Annual Savings	$174.6

Key Factors and Trends Expected to Impact Our Business in 2011

We believe our performance in 2011 will be affected by, among other things, the following key factors and trends: increased selling, distribution and administrative costs related to the return of certain offshored billing and collections functions to our personnel in the United States as we will no longer have the benefit of favorable offshore labor rates; a full year impact of additional sales personnel that were only added for a portion of 2010; and an unfavorable impact related to Medicare competitive bidding in the year ended December 31, 2010. In addition, the collection of accounts receivable is expected to remain one of our most significant challenges in 2011. We expect that our provision for doubtful accounts for the year ended December 31, 2011 as a percentage of net revenue will be at a rate comparable to that which we experienced in the year ended December 31, 2010.

Conference Call

As previously announced, Apria will hold a conference call to discuss its first quarter 2011 results on May 9, 2011 at 1:00 p.m. (Eastern Daylight Time). The conference call can be accessed live over the phone by dialing 866-900-5939 or, for international callers, 706-758-0130 or through the Investor Relations page of the Company’s website at www.apria.com. The passcode for the live call is Apria.

A replay of the conference call will be available one hour after the call and can be accessed by dialing 855-859-2056 or, for international callers, 404-537-3406 or through the Investor Relations page of the Company’s website. The passcode for the replay is 63805531. The replay will be available until May 23, 2011.

A financial results presentation will be made available immediately prior to the call on the Investor Relations page of the Company’s website at www.apria.com.

Forward Looking Statements

Statements contained herein that are not historical facts and that reflect the current view of Apria’s management about future events and financial performance are hereby identified as “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions that such “forward looking statements,” including without limitation, those relating to the Company’s future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Factors that could cause our actual results to differ materially from those expressed or implied in such forward looking statements include but are not limited to current or future government regulation of the healthcare industry, exposure to professional liability lawsuits and governmental agency investigations, the adequacy of insurance coverage and insurance reserves, as well as those factors detailed under the caption “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in the Company’s filings with the Securities and Exchange Commission. The Company’s “forward looking statements” speak only as of the date hereof and the Company disclaims any intent or obligation to update “forward looking statements” herein to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

About Apria Healthcare Group Inc.

Apria provides home respiratory therapy, home infusion therapy and home medical equipment services through approximately 550 locations in the United States. With over $2 billion in annual revenues, it is one of the nation’s leading home healthcare companies. For more information, visit www.apria.com or www.coramhc.com.

Apria Healthcare Group Inc.

Condensed Consolidated Balance Sheets

	March 31, 2011	December 31, 2010
	(Unaudited)
	(in thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$85,383	$109,137
Accounts receivable, less allowance for doubtful accounts of $57,491 and $56,559 at March 31, 2011 and December 31, 2010, respectively	304,581	282,798
Inventories	71,690	73,894
Deferred income taxes	57,108	58,028
Deferred expenses	3,063	3,061
Prepaid expenses and other current assets	23,629	20,221

TOTAL CURRENT ASSETS	545,454	547,139
PATIENT SERVICE EQUIPMENT, less accumulated depreciation of $157,967 and $144,074 at March 31, 2011 and December 31, 2010, respectively	184,271	169,878
PROPERTY, EQUIPMENT AND IMPROVEMENTS, NET	86,655	83,893
GOODWILL	764,982	760,088
INTANGIBLE ASSETS, NET	578,127	578,957
DEFERRED DEBT ISSUANCE COSTS, NET	50,749	53,659
OTHER ASSETS	8,690	7,523

TOTAL ASSETS	$2,218,928	$2,201,137

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$96,344	$86,637
Accrued payroll and related taxes and benefits	63,984	59,073
Other accrued liabilities	124,057	90,447
Deferred revenue	29,636	26,504
Current portion of long-term debt	1,009	1,323

TOTAL CURRENT LIABILITIES	315,030	263,984
LONG-TERM DEBT, net of current portion	1,018,012	1,018,098
DEFERRED INCOME TAXES	210,022	222,743
INCOME TAXES PAYABLE AND OTHER NON-CURRENT LIABILITIES	31,748	31,000

TOTAL LIABILITIES	1,574,812	1,535,825
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value: 1,000 shares authorized; 100 shares issued at March 31, 2011 and December 31, 2010	—	—
Additional paid-in capital	688,286	688,458
Accumulated deficit	(44,170)	(23,146)

TOTAL STOCKHOLDERS’ EQUITY	644,116	665,312

	$2,218,928	$2,201,137

Apria Healthcare Group Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2011	2010
	(Unaudited)
	(in thousands)
Net revenues:
Fee for service/product arrangements	$495,684	$469,836
Capitation arrangements	41,059	39,040

TOTAL NET REVENUES	536,743	508,876

Costs and expenses:
Cost of net revenues:
Product and supply costs	177,440	156,833
Patient service equipment depreciation	21,805	25,056
Home respiratory therapy services	5,973	8,193
Nursing services	9,931	9,088
Other	2,727	3,622

TOTAL COST OF NET REVENUES	217,876	202,792
Provision for doubtful accounts	20,264	15,887
Selling, distribution and administrative	296,628	257,738
Amortization of intangible assets	1,077	1,657

TOTAL COSTS AND EXPENSES	535,845	478,074

OPERATING INCOME	898	30,802
Interest expense	32,904	32,572
Interest income and other	(251)	(83)

LOSS BEFORE TAXES	(31,755)	(1,687)
Income tax benefit	(10,731)	(884)

NET LOSS	$(21,024)	$(803)

Apria Healthcare Group Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2011	2010
	(Unaudited) (in thousands)
OPERATING ACTIVITIES
Net loss	$(21,024)	$(803)
Items included in net loss not requiring cash:
Provision for doubtful accounts	20,264	15,887
Depreciation	31,121	31,580
Amortization of intangible assets	1,077	1,657
Amortization of deferred debt issuance costs	2,909	2,552
Deferred income taxes	(11,801)	(175)
Profit interest compensation	828	1,128
Loss on disposition of assets and other	3,624	4,619
Changes in operating assets and liabilities, exclusive of effects of acquisitions:
Accounts receivable	(42,047)	(47,062)
Inventories	4,864	8,254
Prepaid expenses and other assets	(4,362)	(5,797)
Accounts payable, exclusive of book cash overdraft	6,482	(13,179)
Accrued payroll and related taxes and benefits	4,742	(12,108)
Income taxes payable	274	381
Deferred revenue, net of related expenses	3,130	(415)
Accrued expenses	34,086	28,586

NET CASH PROVIDED BY OPERATING ACTIVITIES	34,167	15,105

INVESTING ACTIVITIES
Purchases of patient service equipment and property, equipment and improvements, exclusive of effects of acquisitions	(34,089)	(27,319)
Purchases of short-term investments	—	(8,189)
Maturities of short-term investments	—	12,680
Proceeds from disposition of assets	7	15
Cash paid for acquisitions	(22,439)	(1,200)

NET CASH USED IN INVESTING ACTIVITIES	(56,521)	(24,013)

FINANCING ACTIVITIES
Payments on other long-term debt	(400)	(441)
Change in book cash overdraft included in accounts payable	—	(14,137)
Debt issuance costs	—	(1,210)
Cash paid on profit interest units	(1,000)	(78)

NET CASH USED IN FINANCING ACTIVITIES	(1,400)	(15,866)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(23,754)	(24,774)
Cash and cash equivalents at beginning of period	109,137	158,163

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$85,383	$133,389

Apria Healthcare Group Inc.

1st Quarter 2011 Financial Summary

	Three Months Ended March 31,		$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
($ in millions)	2011	2010
Net Revenue	$536.7	$508.9	$27.8	5.5%

Gross Profit	318.9	306.1	12.8	4.2%
% Margin	59.4%	60.1%

Provision for Doubtful Accounts	20.3	15.9	(4.4)	(27.7)%
% of Net Revenue	3.8%	3.1%

Selling, Distribution and Administrative	296.6	257.7	(38.9)	(15.1)%
% of Net Revenue	55.3%	50.6%

Adjusted EBITDA Before Projected Cost Savings and Synergies	52.2	84.2	(32.0)	(38.0)%
% of Net Revenue	9.7%	16.5%

Net Loss	(21.0)	(0.8)	(20.2)	(2,525.0)%

EBITDA	33.0	63.9	(30.9)	(48.4)%

Service Line Revenue Performance

($ in millions)	Three Months Ended March 31,		$ Variance	% Variance
	2011	2010	Fav/(Unfav)	Fav/(Unfav)
Home Respiratory Therapy and Home Medical Equipment	$276.0	$278.3	$(2.3)	(0.8%)
Home Infusion Therapy	260.7	230.6	30.1	13.1%

Total Net Revenue	$536.7	$508.9	$27.8	5.5%

Apria Healthcare Group Inc.

1st Quarter 2011 Financial Summary (continued)

Cash and Cash Equivalents, Capitalization & Certain Credit Statistics

The following table indicates the cash and cash equivalents, capitalization and certain credit statistics as of March 31, 2011:

($ in millions)	March 31, 2011
Cash and Cash Equivalents	$85.4

Debt
Asset Based Revolving Credit Facility	—
Series A-1 Notes	700.0
Series A-2 Notes	317.5
Capital Leases & Other	1.5

Total Debt	$1,019.0
Shareholders’ Equity	644.1

Total Capitalization	$1,663.1

Net Leverage Ratio Calculations
Net Debt[1]	$933.6

Adjusted EBITDA[2]	$290.2
Net Leverage Ratio[3]	3.2	×

[1]	Net debt is defined as total debt less cash and cash equivalents. This amount does not reflect outstanding letters of credit
[2]	For the twelve months ended March 31, 2011
[3]	Net leverage ratio is defined as the ratio of net debt to Adjusted EBITDA. The net leverage ratio calculated using Adjusted EBITDA before projected cost savings and synergies is 3.4×

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

This press release includes several metrics which are not calculated in accordance with GAAP, including EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow. EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow are not recognized terms under GAAP and do not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, these measures are not intended to be measures of Free Cash Flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Our presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow may not be comparable to other similarly titled measures of other companies. We believe that such measures provide useful information about our financial condition and covenant compliance under the indenture governing our Series A-1 Notes and Series A-2 Notes and in our ABL Facility to investors and we compensate for the limitations of using non-GAAP financial measures by presenting them together with GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

EBITDA is defined as net income (loss) before interest expense, net, income tax expense and depreciation and amortization.

Adjusted EBITDA is defined as net income (loss) before interest expense, net, income tax expense and depreciation and amortization, further adjusted to exclude certain non-cash items, costs incurred related to initiatives, other adjustment items and projected cost savings and synergies permitted in calculating covenant compliance under the indenture governing our Series A-1 Notes and Series A-2 Notes and the credit agreement governing our ABL Facility.

Adjusted EBITDA before projected cost savings and synergies is defined as Adjusted EBITDA less the projected cost savings and synergies that we expect to realize in connection with cost savings, restructuring and other similar initiatives.

Free Cash Flow is defined as cash provided by operating activities less purchases of patient service equipment and property, equipment and improvements, exclusive of effects of acquisitions.

The following tables provide reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow for the periods presented to the respective most closely comparable financial measures calculated in accordance with GAAP.

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies.

	Three Months Ended March 31,		LTM March 31,
($ in millions)	2011	2010	2011
Net Loss	$(21.0)	$(0.8)	$(37.7)
Interest expense, net	32.5	32.4	130.0
Income tax benefit	(10.7)	(0.9)	(17.7)
Depreciation and amortization	32.2	33.2	127.6

EBITDA	33.0	63.9	202.2
Non-cash items	4.4	5.7	20.3

Costs incurred related to initiatives	13.0	10.8	44.3

Other adjustments	1.8	3.8	8.4

Adjusted EBITDA Before Projected Cost Savings and Synergies	$52.2	$84.2	275.2

Projected cost savings and synergies			15.0

Adjusted EBITDA			$290.2

Definition of Terms and Reconciliation of Non-GAAP Financial Measures (continued)

Reconciliation of Free Cash Flow

($ in millions)	Three Months Ended March 31, 2011
Net Loss	$(21.0)
Non-cash items	48.0
Change in operating assets and liabilities	7.2

Net cash provided by operating activities	34.2
Less: Purchases of patient service equipment and property, equipment and improvements	(34.1)

Free Cash Flow	$0.1